Exhibit 21.1
AXIS CAPITAL HOLDINGS LIMITED
SUBSIDIARIES OF THE REGISTRANT

Subsidiaries	Jurisdiction of Incorporation
AXIS Specialty Holdings Bermuda Limited	Bermuda

AXIS Specialty Limited	Bermuda

AXIS Specialty Investments Limited	Bermuda

AXIS Specialty Investments II Limited	Bermuda

AXIS Ventures Limited	Bermuda

AXIS Ventures Reinsurance Limited	Bermuda

AXIS Reinsurance Managers Limited	Bermuda

AXIS Re SE	Ireland

AXIS Specialty Europe SE	Ireland

AXIS Specialty Global Holdings Limited	Ireland

AXIS Specialty Holdings Ireland Limited	Ireland

Ternian Insurance Group LLC	Arizona

AXIS Specialty Insurance Company	Connecticut

AXIS Group Services, Inc.	Delaware

AXIS Specialty Finance LLC	Delaware

AXIS Specialty U.S. Holdings, Inc.	Delaware

AXIS Specialty U.S. Services, Inc.	Delaware

AXIS Specialty Underwriters, Inc.	Delaware

AXIS Insurance Company	Illinois

AXIS Surplus Insurance Company	Illinois

AXIS Reinsurance Company	New York

AXIS Managing Agency Ltd.	United Kingdom

AXIS Specialty Finance PLC	United Kingdom

AXIS Specialty UK Holdings Limited	United Kingdom

AXIS Corporate Capital UK Limited	United Kingdom

AXIS Corporate Capital UK II Limited	United Kingdom

Novae Group Limited	United Kingdom

AXIS UK Services Limited	United Kingdom

Novae Holdings Limited	United Kingdom

Novae Syndicates Limited	United Kingdom

AXIS Underwriting Limited	United Kingdom

Contessa Limited	United Kingdom

AXIS Re SE Escritório de Representação No Brasil Ltda.	Brazil

AXIS Specialty Canada Services, ULC	British Columbia

AXIS Reinsurance (DIFC) Limited	Dubai